FREEDMAN & GOLDBERG
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
ERIC W FREEDMAN	31150 NORTHWESTERN HIGHWAY, SUITE 200	KAREN E LONG
MICHAEL GOLDBERG	FARMINGTON HILLS, MICHIGAN 48334	GLORIA K. MOORE
DAVID C GREIP	(248) 626-2400	MICHAEL GOULD
JULIE A CHEEK	FAX (248) 626-4298	CHRISTINE L MILLER
JUDITH A COOPER

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Geos Communications, Inc. (formerly known as i2 Telecom International, Inc.) on Form S-8 of our reports dated April 1,2009 for i2 Telecom International, Inc for the year ended December 31, 2008 appearing as a part of this Registration Statement.

/s/ Freedman & Goldberg, CPAs, PC

Farmington Hills, MI
January 5, 2010